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Prospectus Supplement                             Filed pursuant to
Rule 424(b)(3)
October 7, 1998                                   SEC File Number 333-
35429
(TO PROSPECTUS DATED DECEMBER 1, 1997)




The Prospectus dated December 1, 1997 (the "Prospectus") relating to the resale from time to time by the holders (the "Selling Securityholders") of up to $57,500,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2004 (the "Notes") of Atlantic Coast Airlines Holdings, Inc., a Delaware corporation (the "Company"), and the resale of shares of common stock, par value $.02 per share (the "Common Stock") of the Company issuable upon conversion thereof (the "Conversion Shares") is hereby amended as follows:


The following entities are hereby named as Selling
Securityholders as contemplated on page 30 of the Prospectus:


                              Principal Amount           Percent of
Total
         Selling Securityholders         of Notes Owned
Outstanding Notes

     Deutsche Bank A.G. London               $150,000
*

     Telefix Sales, Inc.                $300,000                 *

_______________________
* Percentages are based on original amount outstanding; Percentage of present amount outstanding is 1.5% for Telefix Sales, Inc. and less than 1% for Deutsche Bank A.G. London.


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